EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

VISTA GOLD CORP. GRANTS SIX MONTH EXTENSION FOR FINAL PAYMENT FOR THE LOS CARDONES PROJECT AND WILL RECEIVE US$0.5 MILLION CASH PAYMENT

Denver, Colorado, July 28, 2014 - Vista Gold Corp. (“Vista” or the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) today announced that it has agreed to extend the due date for the second (and final) US$6.0 million payment for the Los Cardones gold project in Baja California Sur, Mexico by six months to January 30, 2015, and will receive a  US$0.5 million cash payment.

On October 18, 2013, we announced the closing of sale of the Los Cardones gold project in Baja California Sur, Mexico, to the Invecture Group (“Invecture”) and RPG Structured Finance S.à r.l. (together with Invecture,  the “Purchasers”) for US$13.0 million. Terms of the sale included US$7.0 million paid at closing and an optional second payment of US$6.0 million due by January 30, 2014, (the “Subsequent Payment”).  The Purchasers have the option to elect, in their discretion, not to make the Subsequent Payment, in which case Vista would retain all amounts already paid and the project.

In January 2014, Vista and the Purchasers agreed to extend the due date of the Subsequent Payment to July 31, 2014.  As consideration for this extension, the Purchasers agreed to pay Vista an additional US$0.25 million on July 31, 2014, (the “First Extension Consideration”).   As Invecture diligently continues to work through the permitting process, Vista and the Purchasers have agreed to an additional six month extension of the due date of the Subsequent Payment to January 30, 2015, (the “Second Extension”).  The Purchasers will pay Vista US$0.25 million as consideration for the Second Extension (the “Second Extension Consideration”).  The Company expects to receive US$0.5 million (comprising the First Extension Consideration and the Second Extension Consideration) by July 31, 2014.

Vista’s President and CEO, Fred Earnest, stated, “We  are satisfied that Invecture continues to employ its resources in advancing the Los Cardones gold project and is working diligently to obtain the permits for the project.  The US$0.5 million payment we will receive from the Purchasers demonstrates their continued commitment to the project.”

About Vista Gold Corp.

Vista’s principal asset is its flagship Mt Todd gold project in Northern Territory,  Australia. We also own 11.2%  of the outstanding shares of Midas Gold Corp.,  non-core projects in Mexico and California,  and royalty interests in gold projects in Bolivia and Indonesia. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, receipt of the US$0.5 million payment and the US$6.0 million payment in connection with the sale of the Los Cardones gold project and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following:  the Purchasers complying with the terms of their agreements with us, mineral reserve estimates, terms and conditions of our agreements with contractors and our approved business plans, management’s assessment of potential transactions and strategic options, and the Company’s ability to cut costs and improve liquidity.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “plans,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, reliance on Invecture to complete its obligations  under its agreements with Vista, risks and uncertainty regarding the permitting process and timing at the Los Cardones project,  uncertainty of resource and reserve estimates, estimates of results based on such resource and reserve estimates; risks relating to cost increases for capital and operating costs;  risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to future liquidity and Vista’s ability to obtain adequate financings on acceptable terms, as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 17, 2014 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.